EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of SteelCloud, Inc. (the “Company”) on Form 10-K for the year ended October 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert E. Frick, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

February 12, 2008	By:	/s/ Robert E. Frick
		Name:	Robert E. Frick
		Title:	Chief Executive Officer and President